UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	COHN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01. Entry into a Material Definitive Agreement

Background

As previously disclosed, two subsidiaries of Cohen & Company, LLC (the “Operating LLC,” which is a subsidiary of Cohen & Company Inc. (the “Company”)) are the sponsors (“Sponsor”) of INSU Acquisition Corp. II (Nasdaq: INAQ) (“IAC II”), a special purpose acquisition company (SPAC) formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

On November 24, 2020, IAC II entered into an Agreement and Plan of Merger (the “Merger Agreement”) with INSU II Merger Sub Corp., a Delaware corporation and direct wholly owned subsidiary of IAC II (“Merger Sub”), and MetroMile, Inc., a Delaware corporation (“MetroMile”). The Merger Agreement provides for, among other things, the acquisition of MetroMile by IAC II pursuant to the proposed merger of Merger Sub with and into MetroMile with MetroMile continuing as the surviving entity and a direct wholly owned subsidiary of IAC II (the “Merger”).

Consummation of the transactions contemplated by the Merger Agreement is subject to customary conditions of the respective parties, including, among others, that (i) the Merger be approved by the IAC II’s stockholders and the MetroMile stockholders; (ii) there has been no material adverse effect that is continuing with respect to MetroMile or IAC II since the date of the Merger Agreement; (iii) the registration statement on Form S-4 of IAC II containing the proxy statement/prospectus for a special meeting of stockholders in lieu of its first annual meeting will have become effective; (iv) the filings of IAC II and MetroMile pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, shall have been made and the applicable waiting period and any extension thereof will have expired or been terminated; (v) IAC II will have at least $5,000,001 of net tangible assets immediately following the closing (after giving effect to the redemption of public shares by IAC II’s public stockholders); (vi) the parties will have received certain consents and authorizations to the Merger; and (vii) IAC II will have at least $199 million in cash as of the closing, after giving effect to the PIPE Investment (as defined below), the redemption of IAC II’s Class A Common Stock by IAC II’s public stockholders, the payment of the transaction expenses of the parties, the payment of deferred underwriting fees and the repayment of certain Metromile indebtedness.

PIPE Subscription Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain institutional accredited investors (the “PIPE Investors”), including a subsidiary of the Company, entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to subscribe for and purchase up to 16,000,000 shares of IAC II Class A Common Stock (the “Class A Common Stock”) at a purchase price per share of $10.00. The purchase of Class A Common Stock by the PIPE Investors will be consummated concurrently with the closing of the Merger, subject to certain additional closing conditions that are customary for transactions of this nature. The PIPE Subscription Agreement with the Company’s subsidiary, dated November 24, 2020 (the “Affiliate Subscription Agreement”), provides for the purchase of 1,500,000 shares of Class A Common Stock by the Company’s subsidiary. The Company’s subsidiary may, in its discretion, elect to increase the amount of its purchase by up to 3,500,000 shares (5,000,000 shares total) at any time prior to the closing of the Merger. The PIPE Subscription Agreements also contain provisions regarding registration rights that, among other matters, require IAC II to file with the Securities and Exchange Commission, within 15 business days following the closing of the Merger, a registration statement relating to the resale of the Class A Common Stock purchased by the PIPE Investors pursuant to the PIPE Subscription Agreements.

The description herein of the Affiliate Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Affiliate Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Sponsor Share Cancellation and Vesting Agreement

Also concurrently with the execution and delivery of the Merger Agreement, the Sponsor entered into a Sponsor Share Cancellation and Vesting Agreement with IAC II (the “Sponsor Share Cancellation Agreement”), pursuant to which the Sponsor has agreed to comply with the provisions of the Merger Agreement applicable to Sponsor as well as the covenants set forth in the Sponsor Share Cancellation Agreement. The Sponsor Share Cancellation Agreement further provides that, concurrent with and contingent upon the closing of the Merger, Sponsor will forfeit 1,177,000 of its Class B IAC II Common Stock founder shares for no consideration and restructure a majority of its remaining founder shares (which shares will automatically convert into shares of Class A Common Stock at the closing of the Merger) such that: (i) 2,550,167 founder shares held by the Sponsor will vest in full at such time as the Parent Common Share Price is greater than $15.00 per share for any period of 20 trading days out of 30 consecutive trading days; (ii) 2,550,167 founder shares held by the Sponsor will vest in full at such time as the Parent Common Share Price is greater than $17.00 per share for any period of 20 trading days out of 30 consecutive trading days; and (iii) the Sponsor will be entitled to vote such founder shares and receive dividends and other distributions with respect to such founder shares while they remain unvested, provided that any dividends or other distributions payable with respect to unvested founder shares shall be set aside by IAC II and shall be paid to the Sponsor upon the vesting of such founder shares (if at all). As a result of the foregoing, if the closing of the Merger occurs, 1,569,333 founder shares held by the Sponsor will be vested at such time. For purposes of the Sponsor Share Cancellation Agreement, “Parent Common Share Price” means, on any date after the closing of the Merger, the closing sale price per share of Class A Common Stock reported as of 4:00 p.m., New York, New York time on such date by Bloomberg, or if not available on Bloomberg, as reported by Morningstar. In the event of a Liquidation Event following the closing of the Merger, unvested founder shares shall vest in full upon the occurrence of such Liquidation Event. “Liquidation Event” means a liquidation, merger, capital stock exchange, reorganization or other similar transaction involving Parent upon the consummation of which holders of Class A Common Stock would be entitled to exchange their shares of Class A Common Stock for cash, securities or other property.

The Sponsor initially held 7,846,667 founder shares of IAC II. Of the 7,846,667 founder shares, 3,936,167 were initially allocated to the Operating LLC through its interest in the Sponsor, with the remainder being initially allocated to non-controlling interests of the Sponsor, including certain executives and key employees of the Operating LLC. As a result of the Sponsor Share Cancellation Agreement and subject to the vesting provisions described above, the Sponsor now holds 6,669,667 founder shares. Of such 6,669,667 founder shares, the final number of founder shares eventually to be allocated to the Operating LLC and the non-controlling interests of the Sponsor, including executives and certain key employees, will not be determined until around the time the merger is closed. All of the Sponsor Shares and the shares of Class A Common Stock purchased pursuant to the Affiliate Subscription Agreement may be subject to restrictions on resale under applicable securities laws until the resale of such shares is either registered under the Securities Act of 1933 or otherwise exempt from registration.

The description herein of the Sponsor Share Cancellation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Share Cancellation Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to our future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning the timing of the Merger; the business plans, objectives, expectations and intentions of the public company once the transaction is complete, and MetroMile estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on the Company’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of IAC II or other conditions to closing in the Merger Agreement; (3) the inability to complete the private placement; (4) the outcome of any legal proceedings that may be instituted against IAC II, MetroMile or any of their respective directors or officers, following the announcement of the potential transaction; and (5) changes in terms of the Merger Agreement, the Company Subscription Agreement or other agreements or documents relating to the Merger, the PIPE Subscription Agreements or otherwise.

New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1*	Subscription Agreement, dated November 24, 2020, by and among INSU Acquisition Corp. II and Cohen & Company LLC, as subscriber

10.2*	Sponsor Share Cancellation and Vesting Agreement, dated as of November 24, 2020, by and among INSU Acquisition Corp. II and Sponsor

 *   Filed electronically herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Dated: November 30, 2020	By:	/s/ Joseph W. Pooler, Jr
	Name:	Joseph W. Pooler, Jr.
	Title:	Executive Vice President and Chief Financial Officer

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